Exhibit 99.1

RUSH STREET INTERACTIVE ANNOUNCES THIRD QUARTER 2020 RESULTS AND RAISES FULL YEAR GUIDANCE

- Third Quarter Revenue of $78.2 Million, up 370% Year-over-Year -

- Raising 2020 Full Year Revenue Guidance by 20% to between $265 and $275 Million -

Chicago, Illinois—November 24, 2020 – Rush Street Interactive, LP (“RSI” or the “Company”), one of the fastest-growing online casino and sports betting gaming companies in the United States, today announced financial results for the third quarter ended September 30, 2020.

Third Quarter 2020 Financial Highlights

•	Revenue was $78.2 million during the third quarter of 2020, compared to $16.7 million during the third quarter of 2019.

•	Comprehensive loss was $(28.1) million during the third quarter of 2020, compared to a comprehensive loss of $(1.6) million during the third quarter of 2019.

•	Advertising and promotions expense was $17.5 during the third quarter of 2020, compared to $9.7 million during the third quarter of 2019.

•	Adjusted EBITDA[1] was $9.9 million during the third quarter of 2020, compared to an Adjusted EBITDA of $(1.3) million during the third quarter of 2019.

•	Real Money Active Users in the United States were up 135% year-over-year and 87% quarter-over-quarter.

Greg Carlin, Chief Executive Officer of RSI, said: “Solid execution and financial discipline helped drive our third quarter success. During our third quarter, we grew revenues 370% year-over-year with an 81% increase in marketing spend during the same period. As we move toward completing a transformational year for RSI, we have built a strong technological and operational foundation that we expect will continue to serve us well as we expand into new markets. We are excited to be on the path to becoming a publicly listed company and expect that our customer acquisition strategy and growing market share will create sustainable long-term value for our shareholders.”

Richard Schwartz, President of RSI, added: “Our third quarter results demonstrate RSI’s commitment to excellence and validates our focus on player engagement and building a best-in-class technology stack, which have enabled us to attract and retain a loyal and diverse user base. We have maintained the #1 online casino share in the United States for the second straight quarter according to Eilers & Krejcik. The discipline in how we bring new players onto the BetRivers.com and PlaySugarHouse.com platforms, and retain existing players, is the hallmark of our approach and will remain core to the Company as we continue to expand and enhance our product offerings.”

[1]

Adjusted EBITDA is a Non-GAAP financial measure. Please see “Reconciliation of Comprehensive Loss to Adjusted EBITDA” for a reconciliation of Adjusted EBITDA to the most comparable measure calculated in accordance with GAAP.

Kyle Sauers, Chief Financial Officer of RSI, said: “On the back of our strong third quarter results, we are raising full year 2020 revenue guidance to a range of $265 to $275 million. At the midpoint this represents an increase from our previous guidance of 20%.”

Recent Business Highlights

•

Entered into a business combination agreement with dMY Technology Group, Inc. (“dMY”) (NYSE: DMYT.U, DMYT and DMYT WS) which, upon closing of the business combination contemplated thereby, will result in the Company becoming a publicly listed company on the NYSE under the ticker symbol “RSI.”

•

Won several notable industry awards, including both Casino Operator of the Year and Customer Service Operator of the Year at the 2020 EGR North America Awards and Digital Operator of the Year at the Global Gaming Awards Las Vegas 2020.

•	Continued to build and strengthen the RSI leadership team by adding public company veteran Kyle Sauers as Chief Financial Officer.

•

Entered into strategic marketing or sponsorship arrangements with the five-time Stanley Cup champions Pittsburgh Penguins, former six-time NFL all-pro running back and Hall of Famer, Jerome Bettis and TopGolf, the global sports and entertainment company, as well as iHeart Media and Entercom, two of the largest broadcasting and entertainment companies in the United States.

•

Commenced a multi-year agreement with VSiN, the first multi-platform broadcasting company dedicated to delivering news, analysis and proprietary data about the sports betting industry. The agreement includes airing the first national sports betting show to broadcast from a sportsbook in Illinois and allows for other BetRivers.com marketing initiatives.

•	Partnered with IMG Arena to debut the first-ever UFC Event Centre, a leading sports betting content hub that stimulates incremental new live betting opportunities during every UFC fight.

•

Continued to add new and popular content to RSI’s online casino offerings in the United States and Colombia such as premiering live dealer tables in Pennsylvania and new slots games from leading online casino providers such as NetEnt Group, Gaming Realms (Slingo), and Ainsworth Game Technology.

•	Expanded player funding options in New Jersey and Pennsylvania by accepting the Game OnTM card developed by Blackhawk Network, which offers players increased budgeting control and privacy.

•	Partnered with Coushatta Casino Resort in Louisiana to offer social casino and social sportsbook.

Financial Outlook

The Company now expects revenues for the full year ending December 31, 2020 to be between $265 and $275 million, an increase at the midpoint of 20% from its prior guidance of $225 million. During fiscal 2019, the Company had revenue of $64 million. The revised guidance assumes professional and college sports calendars occur as currently planned.

About Rush Street Interactive

Founded in 2012 by gaming industry veterans Neil Bluhm, Greg Carlin and Richard Schwartz, RSI is a market leader in online casino and sports betting in the U.S. The Company launched its first online gaming casino site, PlaySugarHouse.com in New Jersey, in September 2016 and was the first gaming company to launch a regulated online gaming site in Pennsylvania. With its BetRivers.com sites, Rush Street Interactive was also the first to launch regulated online gaming in the states of Indiana, Colorado and, most recently, Illinois. RSI has been an early mover in Latin America and was the first U.S.-based gaming operator to launch a legal and regulated online casino and sportsbook, RushBet.co, in the country of Colombia. Rush Street Interactive was named the 2020 Global Gaming Awards Digital Operator of the Year, and the 2020 EGR North America Awards Casino Operator of the Year and Customer Service Operator of the Year. For more information, visit www.rushstreetinteractive.com.

Non-GAAP Financial Measures

This press release includes Adjusted EBITDA, which is a non-GAAP performance measure that RSI uses to supplement its results presented in accordance with GAAP. RSI believes Adjusted EBITDA is useful in evaluating its operating performance, as it is similar to measures reported by its public competitors and is regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. Adjusted EBITDA is not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

RSI defines Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, share-based compensation, adjustments for certain one-time or non-recurring items and other adjustments. RSI includes this non-GAAP financial measure because it is used by management to evaluate RSI’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Adjusted EBITDA excludes certain expenses that are required in accordance with GAAP because certain expenses are either non-cash expenses (for example, depreciation and amortization and share-based compensation) or are not related to our underlying business performance (for example, interest income, net).

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. dMY’s and RSI’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “outlook” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, dMY’s and RSI’s expectations with respect to future performance and anticipated financial impacts of the proposed business combination, the satisfaction of the closing conditions to the proposed business combination and the timing of the completion of the proposed business combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside dMY’s and RSI’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive business combination agreement (the “Agreement”); (2) the outcome of any legal proceedings that may be instituted against dMY and RSI following the announcement of the Agreement and the transactions contemplated therein; (3) the inability to complete the proposed business combination, including due to failure to obtain approval of the stockholders of dMY, certain regulatory approvals or satisfy other conditions to closing in the Agreement; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement or could otherwise cause the transaction to fail to close; (5) the impact of COVID-19 on RSI’s business and/or the ability of the parties to complete the proposed business combination; (6) the inability to obtain or maintain the listing of dMY’s shares of common stock on the New York Stock Exchange following the proposed business combination; (7) the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the proposed business combination; (8) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of RSI to grow and manage growth profitably and retain its key employees; (9) costs related to the proposed business combination; (10) changes in applicable laws or regulations; (11) the possibility that RSI or dMY may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties indicated from time to time in the proxy statement relating to the proposed business combination, including those under “Risk Factors” therein, and in dMY’s other filings with the SEC. dMY cautions that the foregoing list of factors is not exclusive. dMY cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. dMY does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Important Information About the Proposed Business Combination and Where to Find It

In connection with the proposed business combination, dMY filed a preliminary proxy statement with the SEC on October 9, 2020 and November 12, 2020 and intends to file a definitive proxy statement with the SEC. dMY’s stockholders and other interested persons are advised to read the preliminary proxy statement and the amendments thereto and when available the definitive proxy statement and documents incorporated by reference therein filed in connection with the proposed business combination, as these materials will contain important information about RSI, dMY and the proposed business combination. When available, the definitive proxy statement and other relevant materials for the proposed business combination will be mailed to stockholders of dMY as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: dMY Technology Group, Inc., Attention: Niccolo de Masi, Chief Executive Officer, niccolo@dmytechnology.com.

Participants in the Solicitation

dMY and its directors and executive officers may be deemed participants in the solicitation of proxies from dMY’s stockholders with respect to the business combination. A list of the names of those directors and executive officers and a description of their interests in dMY is contained in the Registration Statement on Form S-1, which was filed by dMY with the SEC on January 31, 2020 and is available free of charge at the SEC’s website at www.sec.gov, or by directing a request to dMY Technology Group, Inc., 1180 North Town Center Drive, Suite 100, Las Vegas, Nevada 89144. Additional information regarding the interests of such participants will be contained in the proxy statement for the proposed business combination when available.

RSI and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of dMY in connection with the business combination. A list of the names of such directors and executive officers and any information regarding their interests in the proposed business combination is included in the proxy statement referred to above for the proposed business combination.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contacts

For RSI:

Media:

Jonathan Gasthalter / Carissa Felger / Nathaniel Garnick

(312) 319-9233 / (212) 257-4170

rsi@gasthalter.com

or

Lisa Johnson

(609) 788-8548

lisa@lisajohnsoncommunications.com

Investors

rsi@icrinc.com

For dMY:

Niccolo de Masi

(310) 600-6667

niccolo@dmytechnology.com

Rush Street Interactive, LP

Consolidated Condensed Statements of Operations and Comprehensive Loss

(Unaudited and in thousands)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue	$78,237	$16,663	$178,452	$35,848
Operating costs and expenses:
Cost of revenue	47,107	6,311	118,774	16,256
Advertising and promotions	17,506	9,648	33,421	19,660
General administration and other	39,650	2,145	114,815	6,401
Depreciation and amortization	452	320	1,368	799

Total operating costs and expenses	104,715	18,424	268,378	43,116

Loss from operations	(26,478)	(1,761)	(89,926)	(7,268)

Other expense
Interest expense, net	(16)	(31)	(101)	(92)

Total other expense	(16)	(31)	(101)	(92)

Net loss	(26,494)	(1,792)	(90,027)	(7,360)

Deemed dividend on preferred units	(1,521)	—	(4,288)	—

Net loss attributable to members	$(28,015)	$(1,792)	$(94,315)	$(7,360)

Other comprehensive income (loss)
Foreign currency translation adjustment	(134)	191	(444)	186

Comprehensive loss	$(28,149)	$(1,601)	$(94,759)	$(7,174)

Rush Street Interactive, LP

Reconciliation of Comprehensive Loss to Adjusted EBITDA

(Unaudited and in thousands)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Comprehensive loss	$(28,149)	$(1,601)	$(94,759)	$(7,174)
Depreciation and amortization	452	320	1,368	799
Interest, net	16	31	101	92
Deemed dividend on preferred units	1,521	—	4,288	—
Share-based compensation	36,024	—	103,283	—

Adjusted EBITDA	$9,864	$(1,250)	$14,281	$(6,283)